UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2012

HILL-ROM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Indiana	1-6651	35-1160484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1069 State Route 46 East Batesville, Indiana	47006-8835
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (812) 934-7777

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

Item 2.06. Material Impairments

On March 21, 2012, Hill-Rom Holdings, Inc. (the “Company”) approved a plan to improve its cost structure and streamline its organization by, among other things, eliminating approximately 200 positions across the Company, or about 3% of the Company’s workforce.  The Company is making these changes to help offset pressures from challenging macroeconomic conditions, regulatory and reimbursement pressures, and the new medical device tax.  Impacted employees are being offered severance and other benefits.  Details of the charge will be discussed on the Company’s second quarter earnings call in April 2012.

In addition, and in connection with the preparation of the Company’s financial statements for the second quarter of fiscal year 2012, the Company determined that it would incur an impairment of a previously acquired trade name whose assessment was triggered by strategic changes in how the asset would be utilized on a go forward basis.  The Company also determined that as a result of other strategic decisions it had made it would incur an impairment of certain tangible assets for which the carrying values could not be fully recovered.

As a result of the plan and the impairments, the Company estimates incurring a total pre-tax charge of between $14 and $17 million in the second quarter of fiscal year 2012, along with an additional charge of between $5 and $7 million over the balance of fiscal year 2012.  The total charge of approximately $19 to $22 million will consist of approximately $8 to $10 million for employee termination and severance costs, $3 million for the impairment of certain tangible assets, $7 to $9 million for the impairment of certain intangible assets, and approximately $1 million for lease and other contract termination costs.

The charges for the impairment of the intangible and tangible assets will be non-cash charges.  All remaining charges will be cash expenditures. The Company estimates that the plan and related cash expenditures will be substantially complete by the end of fiscal year 2012, although some of the lease and contract termination payments will extend longer.

Certain statements in this current report on 8-K contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. It is important to note that forward-looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward-looking statements. For a more in depth discussion of factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s previously filed most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or revise any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.

DATE: March 23, 2012	BY:	/S/ Mark Guinan
Mark Guinan
Senior Vice President
Chief Financial Officer